UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2017

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On January 31, 2017 (the “Effective Date”), Kellogg Company (the “Borrower”) entered into an unsecured 364-Day Credit Agreement dated as of January 31, 2017 (the “New Credit Facility”) with the lenders named therein (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and JPMorgan Chase Bank, N.A. Barclays Bank PLC, Coöperatieve Rabobank U.A., New York Branch and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners.

The New Credit Facility allows the Borrower, for the fees and expenses and at the interest rates specified therein, to borrow, on a revolving credit basis up to US $800,000,000 at any time outstanding.

The New Credit Facility contains customary covenants and warranties, including specified restrictions on indebtedness, liens and an interest expense coverage ratio that requires the ratio of Consolidated EBITDA to Consolidated Interest Expense to be no less than 4.0 to 1.0 for any four consecutive fiscal quarters. It also contains customary Events of Default (as defined in the New Credit Facility). If an Event of Default occurs, then, to the extent permitted in the New Credit Facility, the Administrative Agent may terminate the commitments under the New Credit Facility, accelerate any outstanding loans under the New Credit Facility and demand the deposit of cash collateral equal to the Lenders’ letter of credit exposure plus interest thereon under the New Credit Facility.

Many of the Lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Kellogg Company and is subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

On the Effective Date, no borrowings are outstanding under the New Credit Facility.

The description of the New Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the New Credit Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 4.1
364-Day Credit Agreement dated as of January 31, 2017 with JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, Coöperatieve Rabobank U.A., New York Branch and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and the lenders named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: February 1, 2017	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Vice Chairman

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1
364-Day Credit Agreement dated as of January 31, 2017 with JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, Coöperatieve Rabobank U.A., New York Branch and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and the lenders named therein.